Exhibit 10.6.2

fabrinet®

Fabrinet (USA)

4104 – 24th Street, Suite 345

San Franscisco, CA 94114

Office: 925-934-2048

Fax: 815-333-3648

October 1st, 2007

Nat Mani

3860 Suncrest Ave,

San Jose, CA 95132

Ref: Amendment to the employment agreement dated January 8th, 2001

Dear Nat,

The following paragraph is to be included as part of the employment agreement.

8. (c)	In the event the employment is terminated without good cause, the Executive will receive a severance equal to 6 months of present base salary, medical coverage for the same period plus any earned bonus.

Sincerely,

Tom Mitchell
Chairman & CEO